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                                                            Exhibit 2.1


                       THIRD AMENDMENT TO PURCHASE AGREEMENT

     THIS THIRD AMENDMENT TO PURCHASE AGREEMENT, dated as of January 29, 1996 (this "Amendment"), is made by and between INTEK DIVERSIFIED CORPORATION, a Delaware corporation ("Buyer"), and SIMMONDS CAPITAL LIMITED (fka Simmonds Communications Ltd.), an Ontario corporation ("Seller").

     WHEREAS, Buyer and Seller entered into a Purchase Agreement, dated as of June 30, 1995 (the "Agreement"), providing for the sale to Buyer of certain shares of a subsidiary of Seller, SCL, Inc. ("SCLI"), and certain assets owned by Midland Systems (fka SCL Systems & Infrastructure), a division of Seller ("Systems"), and by Midland International Ltd., a subsidiary of Seller, which shares and assets comprise Seller's wireless communications business; and

     WHEREAS, Buyer and Seller entered into an Amendment to Purchase Agreement, dated as of October 31, 1995 (the "First Amendment"); and

     WHEREAS, Buyer and Seller entered into a Second Amendment to Purchase Agreement, dated as of November 15, 1995 (the "Second Amendment"); and

     WHEREAS, Seller and Buyer wish to further amend certain terms of the Agreement as set forth in this Amendment;

     NOW, THEREFORE, in consideration of the respective covenants and agreements contained herein, Seller and Buyer agree as follows:

1. Termination Date. Section 7.1(b), as amended by the First Amendment, is hereby further amended to change the date by which the transactions contemplated by the Agreement must be consummated from January 31, 1996, to April 30, 1996.

2. Defined Terms. Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

3. Effect of this Amendment. Except as specifically set forth herein, the terms and provisions of the Agreement, as amended by the First Amendment and by the Second Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment as of the date first above written.


                                   SIMMONDS CAPITAL LIMITED

                                   By /s/David O'Kell
                                     ----------------------

                                   Its:Secretary
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                                   INTEK DIVERSIFIED CORPORATION

                                   By /s/Steven L. Wasserman
                                      ----------------------

                                   Its:Secretary
                                       ---------------------